Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 6, 2023, relating to the financial statements of Bluescape Clean Fuels Intermediate Holdings, LLC.

/s/ Deloitte & Touche LLP
Dallas, Texas
April 27, 2023